UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2013

ADVANCED CELL TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50295	87-0656515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Locke Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (508) 756-1212

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On January 22, 2013, the Supreme Court of New York, New York County approved the issuance of the shares of Advanced Cell Technology, Inc.’s common stock that we agreed to issue to CAMOFI Master LDC (“CAMOFI”) and CAMHZN Master LDC (“CAMHZN”) pursuant to the Settlement Agreement and Mutual Release that we entered into on January 11, 2013 (the “Settlement Agreement”). Accordingly, on January 23, 2013, we issued an aggregate of 80,357,143 shares to CAMOFI and CAMHZN as required by the Settlement Agreement and in reliance upon the exemption from registration under Section 3(a)(10) of the Securities Act of 1933, as amended. The Settlement Agreement is described in the current report on Form 8-K that we filed with the Securities and Exchange Commission on January 17, 2013 (as amended on January 18, 2013), which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2013	Advanced Cell Technology, Inc. By: /s/ Gary H. Rabin Gary H. Rabin Chief Executive Officer